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                                                                     EXHIBIT 5.1

                                April 29, 1999

Sprint Capital Corporation
Sprint Corporation
2330 Shawnee Mission Parkway
Westwood, Kansas 66205


Gentlemen:

        In connection with the proposed offering, issuance and sale by Sprint Capital Corporation of Debt Securities (the "Debt Securities") covered by your Registration Statement (the "462(b) Registration Statement") to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Act"), that relates to your Registration Statement on Form S-3, File Nos. 333-65649 and 333-65649-01 (together with the 462(b) Registration Statement, the "Registration Statements"), I have examined the Registration Statements and such other documents, records and matters as I have considered necessary or appropriate for the purpose of rendering this opinion. The Debt Securities of Sprint Capital Corporation will be unconditionally guaranteed (the "Guarantees") as to the payment of principal, premium, if any, and interest by Sprint Corporation.

        Based upon such examination, I am of the opinion that when the 462(b) Registration Statement has become effective under the Act and the Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the Indenture dated as of October 1, 1998, between you and Bank One, N.A., as Trustee, as supplemented by the First Supplemental Indenture, dated as of January 15, 1999 (the "Indenture"), and sold as contemplated by the Registration Statement, the Debt Securities and Guarantees will be legally issued and the valid and legally binding obligations of Sprint Capital Corporation or Sprint Corporation, as the case may be, entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, reorganization,
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Sprint Capital Corporation
Sprint Corporation
April 29, 1999
Page 2



moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        I hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and reference made to me under the caption "Validity of the Debt Securities and Guarantees" and "Legal Matters" in the prospectuses forming a part of the Registration Statements. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                Very truly yours,

                                /s/ Don A. Jensen

                                Don A. Jensen